Exhibit 99.1

BLINK CHARGING ANNOUNCES SECOND QUARTER 2026 FINANCIAL RESULTS

●	Gross margin expanded to 38.9%, up more than 2,200 basis points year-over-year

●	Service revenues grew to $11.5 million, representing 53% of total revenues

●	Operating expenses reduced 57% year-over-year to $14.7 million

●	Adjusted EBITDA loss improved 72% year-over-year to $(2.2) million

●	Ended quarter with approximately $34 million in cash

Henderson, NV. – August 6, 2026 – Blink Charging Co. (NASDAQ: BLNK) (“Blink” or the “Company”), a leading global owner, operator, and provider of electric vehicle (EV) charging equipment and services, today announced financial results for the second quarter ended June 30, 2026.

The following top-line highlights are in thousands of dollars:

	Three Months Ended (Sequential)			Three Months Ended (YoY)
	June 30, 2026	March 31, 2026	% Change	June 30, 2026	June 30, 2025	% Change
Product Revenues	$7,439	$6,194	20.1%	$7,439	$14,509	(48.7)%
Service Revenues(1)	11,484	12,230	(6.1)%	11,484	10,809	6.2%
Other Revenues(2)	1,928	1,236	56.0%	1,928	2,276	(15.3)%
Car-Sharing Revenues(3)	823	1,119	(26.5)%	823	1,111	(25.9)%
Total Revenues	$21,674	$20,779	4.3%	$21,674	$28,705	(24.5)%

(1)	Service Revenues consist of repeatable charging service revenues and recurring network fees
(2)	Other Revenues consist of warranty fees, grants and rebates, and other revenues
(3)	Car-sharing revenues have been divested after the sale of Envoy Technologies on June 5, 2026

“Blink’s second-quarter results provide further evidence of our progress toward profitability, disciplined capital management, and stronger execution across the business,” said Mike Battaglia, President and Chief Executive Officer of Blink Charging. “We are building the company we committed to deliver—leaner, more focused, and guided by deliberate decisions that prioritize revenue quality over volume. Our 20% sequential growth in product sales demonstrates encouraging commercial momentum, while the continued strength of the Blink Network and our expansion into energy management services are creating a more durable foundation for long-term growth and shareholder value”.

Michael Bercovich, Chief Financial Officer of Blink Charging added: “We’re proud to report a significant reduction in adjusted EBITDA loss, amounting to $2.2 million in Q2, a 72% year-over-year improvement. Margins are expanding, as revenue quality is improving, while costs remain well controlled. As we move through the remainder of 2026, we continue to be focused on making meaningful progress toward adjusted EBITDA breakeven by year-end. We closed out the quarter with approximately $34 million in cash, providing Blink the flexibility to continue investing strategically in high-quality opportunities. Our results validate our strategy. Blink’s disciplined portfolio optimization, contract manufacturing shift, and revenue mix help drive significant gross margin improvement and substantial reduction in operating expenses”.

SECOND QUARTER 2026 FINANCIAL HIGHLIGHTS

Sale of Envoy

On June 5, Blink sold its wholly owned subsidiary, Envoy Technologies, to Blade Ranger Ltd., an Israeli publicly traded company. The transaction reflects Blink’s continued shift toward optimized core products and services.

Revenues

Total revenue for the second quarter was approximately $21.7 million, a 4.3% sequential growth from $20.8 million in the first quarter of 2026.

Product revenue grew 20.1% sequentially to approximately $7.4 million in the second quarter and represents approximately 34% of total revenue. Blink continues to make meaningful progress toward its long-term objective of generating approximately 80% of revenues from recurring and repeatable revenue streams, improving the predictability, quality, and resiliency of the business.

Service revenue, a key growth engine for Blink, increased 6.2% year-over-year to approximately $11.5 million, up from $10.8 million. Service revenue is comprised of repeatable charging revenue and recurring network fees. Q2 service revenue also reflects Blink’s deliberate decision to pursue contracts with attractive margin profiles.

Other revenues, including warranty fees as well as grants and rebates, were approximately $1.9 million.

Car-Sharing revenues were $0.8 million, a decrease of 25.9% compared to the prior-year period, primarily attributable to the Blink’s strategic divestiture of Envoy Technologies on June 5, 2026.

Gross Profit and Margins

GAAP gross profit increased to $8.4 million, or 38.9% of revenue, up from 16.8% of revenue, or $4.8 million, during the same period in 2025. This represents year-over-year growth of $3.6 million in gross profit or 75% improvement. The gross margin expansion is driven by Blink’s portfolio optimization, contract manufacturing realignment, and favorable revenue mix.

On a non-GAAP basis, the adjusted gross margin was 47.9%.

Operating Expenses

Total operating expenses were $14.7 million, compared to approximately $34.4 million in the second quarter of 2025, representing a 57% reduction year-over-year. This result is influenced by structural improvements implemented throughout the Company.

Cost optimization efforts resulted in significant expense reductions in the second quarter compared to the prior year period. Compensation expenses declined approximately 39% from $13.8 million in Q2 2025 to $8.4 million in Q2 2026. G&A expenses declined to approximately $1.8 million, compared to $10.7 million in the prior-year period, while other operating expenses decreased to approximately $4.1 million from approximately $6.7 million.

Net Loss and Adjusted EBITDA

Net loss was $6.0 million, or $(0.04) per diluted share, compared to $29.3 million loss, or $(0.28) per diluted share - totaling $23.3 million in reduced net loss year-over-year.

Adjusted EBITDA loss reflected an improvement of 72% year-over-year to $(2.2) million in comparison to $(7.9) million in Q2 2025. See reconciling tables below for the definitions of non-GAAP numbers referenced above.

Balance Sheet and Liquidity

As of June 30, 2026, cash and cash equivalents were approximately $34.0 million, providing Blink with the financial flexibility to continue investing in high-quality DC fast charging infrastructure, energy management services, and expanding the strength of the Blink Network.

Business Outlook

2026 represents an inflection year for Blink as the company completes its operational transformation and repositions the business for sustainable, higher-quality revenue growth. As these initiatives take hold, Blink expects to return to revenue growth in 2027, driven primarily by charging and energy management services. Therefore, Blink is updating its full-year 2026 revenue guidance to $83 million to $90 million, from its previous outlook of $105 million to $115 million. The revised outlook reflects the Company’s focus on revenue quality, the divestiture of Envoy Technologies and commercial decisions designed to support a sustainable path to profitability.

Blink is also raising its full-year 2026 GAAP gross margin outlook to approximately 38%, compared to approximately 35% previously.

The Company is targeting to exit 2026 at an approximate adjusted EBITDA breakeven and expects to provide formal 2027 guidance alongside its year-end results.

Earnings Conference Call

Blink will host a conference call and webcast to discuss the second quarter 2026 results today, August 6, 2026, at 4:30 p.m. Eastern Time.

To access the live webcast, log onto the Blink Charging website at www.blinkcharging.com, and click on the News/Events section of the Investor Relations page. Investors may also access the webcast via the following link: https://www.webcaster5.com/Webcast/Page/2468/54356.

To participate in the call by phone, dial (877) 545-0523 approximately five minutes prior to the scheduled start time. International callers please dial +1 (973) 528-0016. Callers should use participant access code: 569186.

A replay of the teleconference will be available until September 3, 2026, and may be accessed by dialing (877) 481-4010. International callers may dial +1 (919) 882-2331. Callers should use replay passcode: 54356.

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BLINK CHARGING CO.

Condensed Consolidated Statements of Operations

(in thousands, except for share and per share amounts)

(unaudited)

	For The Three Months Ended		For The Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025

Revenues:
Product revenue	$7,439	$14,509	$13,633	$22,889
Service revenue	11,484	10,809	23,714	20,315
Other revenue	1,928	2,276	3,164	3,933
Car-sharing revenue	823	1,111	1,942	2,286
Total Revenues	21,674	28,705	42,453	49,423

Cost of Revenues:
Cost of product revenue	4,948	14,074	8,671	19,622
Cost of service revenue	5,823	6,222	13,202	11,503
Costs of other revenue	766	1,302	1,575	2,142
Cost of car-sharing revenue	598	1,067	1,632	1,752
Depreciation and amortization	1,098	1,208	2,293	2,503
Total Cost of Revenues	13,233	23,873	27,373	37,522
Gross Profit	8,441	4,832	15,080	11,901

Operating Expenses:
Compensation	8,352	13,767	18,515	27,321
General and administrative expenses	1,750	10,686	5,302	17,899
Other operating expenses	4,122	6,725	7,755	12,074
Depreciation and amortization	1,715	1,432	2,782	3,087
Change in fair value of consideration payable and earn-out liabilities	(1,273)	1,784	(1,273)	2,463
Total Operating Expenses	14,666	34,394	33,081	62,844
Loss From Operations	(6,225)	(29,562)	(18,001)	(50,943)

Other Income (Expense):
Other income, net	250	345	492	746
Total Other Income, Net	250	345	492	746
Loss Before Income Taxes	$(5,975)	$(29,217)	$(17,509)	$(50,197)
Provision for income taxes	(64)	(95)	(93)	(123)

Net Loss	$(6,039)	$(29,312)	$(17,602)	$(50,320)

Net Loss Per Share:
Basic	$(0.04)	$(0.28)	$(0.12)	$(0.49)
Diluted	$(0.04)	$(0.28)	$(0.12)	$(0.49)

Weighted Average Number of Common Shares Outstanding:
Basic	144,260,561	102,899,705	143,713,633	102,684,303
Diluted	144,260,561	102,899,705	143,713,633	102,684,303

BLINK CHARGING CO.

Condensed Consolidated Balance Sheets

(in thousands, except for share amounts)

	June 30,	December 31,
	2026	2025
Assets
Current Assets:
Cash and cash equivalents	$34,004	$39,568
Accounts receivable, net	18,923	29,532
Inventory, net	11,287	14,153
Prepaid expenses and other current assets	6,856	6,065
Total Current Assets	71,070	89,318
Restricted cash	619	89
Property and equipment, net	40,649	42,691
Operating lease right-of-use assets	2,781	6,331
Intangible assets, net	4,765	6,634
Goodwill	1,742	1,742
Other assets	711	648

Total Assets	$122,337	$147,453

Liabilities and Stockholders’ Equity
Current Liabilities:
Accounts payable, accrued expenses and other current liabilities	$45,960	$47,242
Current portion of earn-out liabilities	713	1,005
Notes payable	265	265
Current portion of operating lease liabilities	1,305	2,781
Current portion of financing lease liabilities	-	42
Current portion of deferred revenue	12,563	12,137
Total Current Liabilities	60,806	63,472
Earn-out liabilities, non-current portion	-	981
Operating lease liabilities, non-current portion	2,899	4,804
Financing lease liabilities, non-current portion	-	64
Deferred revenue, non-current portion	2,556	5,145
Other liabilities	8,283	8,497

Total Liabilities	74,544	82,963

Stockholders’ Equity:

Preferred stock, $0.001 par value, 40,000,000 shares authorized, 0 shares issued and outstanding as of June 30, 2026 and December 31, 2025	-	-
Common stock, $0.001 par value, 500,000,000 shares authorized, 143,779,491 and 142,128,133 shares issued and outstanding as of June 30, 2026 and December 31, 2025, respectively	144	142
Additional paid-in capital	897,525	895,505
Accumulated other comprehensive loss	(9,848)	(8,731)
Accumulated deficit	(840,028)	(822,426)

Total Stockholders’ Equity	47,793	64,490

Total Liabilities and Stockholders’ Equity	$122,337	$147,453

BLINK CHARGING CO. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	For the Six Months Ended
	June 30,
	2026	2025
Cash Flows From Operating Activities:
Net loss	$(17,602)	$(50,320)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation and amortization	5,075	5,590
Non-cash lease expense	1,582	2,254
Change in fair value of derivative and other accrued liabilities	-	(7)
Provision for credit losses	451	306
Loss on disposal of property and equipment	734	5,762
Gain on sale of Envoy Technologies Inc.	(802)	-
Non-cash gain on lease termination	(309)	-
Provision for slow moving and obsolete inventory	-	4,571
Change in fair value of consideration payable and earn-out liabilities	(1,273)	2,463
Stock-based compensation	2,022	1,753
Changes in operating assets and liabilities:
Accounts receivable	9,203	9,447
Inventory	710	(369)
Prepaid expenses and other current assets	(530)	(1,251)
Other assets	(154)	(25)
Accounts payable, accrued expenses, and other current liabilities	576	(7,877)
Other liabilities	(126)	(400)
Operating lease liabilities	(1,631)	(1,794)
Deferred revenue	(1,308)	1,356

Total Adjustments	14,220	21,779

Net Cash Used In Operating Activities	(3,382)	(28,541)

Cash Flows From Investing Activities:
Proceeds from sale of marketable securities	-	13,630
Proceeds from sale of equity method investment	-	223
Cash disposed of in sale of Envoy Technologies Inc.	(485)	-
Proceeds from government grants	852	-
Capitalization of engineering costs	(29)	(205)
Purchases of property and equipment	(954)	(3,542)

Net Cash (Used In) Provided By Investing Activities	(616)	10,106

Cash Flows From Financing Activities:
Proceeds from sale of common stock in public offering [1]	-	891
Repayment of financing liability	(63)	(17)

Net Cash (Used In) Provided By Financing Activities	(63)	874

Effect of Exchange Rate Changes on Cash and Cash Equivalents and Restricted Cash	(973)	1,111

Net (Decrease) Increase In Cash and Cash Equivalents and Restricted Cash	(5,034)	(16,450)

Cash and Cash Equivalents and Restricted Cash - Beginning of Period	39,657	41,852

Cash and Cash Equivalents and Restricted Cash - End of Period	$34,623	$25,402

Cash and cash equivalents and restricted cash consisted of the following:
Cash and cash equivalents	$34,004	$25,318
Restricted cash	619	84
	$34,623	$25,402

Non-GAAP Financial Measures

The following table reconciles Net Loss attributable to Blink Charging to Non-GAAP Net Loss and Adjusted EBITDA for the periods shown:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net Loss	$(6,039)	$(29,312)	$(17,602)	$(50,320)
Add:
Stock-based compensation	767	803	2,604	1,707
Non-recurring or non-cash charges	863	15,808	2,760	17,838
Change in fair value related to consideration payable	(1,273)	1,784	(1,273)	2,463
Non-GAAP Net Loss	$(5,682)	$(10,918)	$(13,510)	$(28,311)

Add:
Provisions for Income Tax	64	95	93	123
Interest Expense	(250)	(345)	(492)	(746)
Depreciation and Amortization	3,660	3,298	6,654	6,790
Adjusted EBITDA	$(2,208)	$(7,869)	$(7,255)	$(22,144)

The following table reconciles EPS attributable to Blink Charging to Adjusted EPS for the periods shown:

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2026	2025	2026	2025
Net Loss per Share (EPS)	$(0.04)	$(0.28)	$(0.12)	$(0.49)
Add:
Stock-based compensation	0.00	0.00	0.02	0.02
Non-recurring or non-cash charges	0.01	0.15	0.02	0.17
Change in fair value related to consideration payable	(0.01)	0.02	(0.01)	0.02
Non-GAAP Net Loss per Share	$(0.04)	$(0.11)	$(0.09)	$(0.28)

Add:
Provisions for Income Tax	0.00	0.00	0.00	0.00
Interest Expense	(0.01)	(0.00)	(0.00)	(0.01)
Depreciation and Amortization	0.03	0.03	0.04	0.07
Adjusted Loss per Share (Adj. EPS)	$(0.02)	$(0.08)	$(0.05)	$(0.22)

The following table reconciles GAAP margin and operating expenses to non-GAAP margin and operating expenses for the periods shown:

	For the Three Months Ended
	June 30,
	2026		2025
Reconciliation of GAAP gross profit and margin to non-GAAP gross profit and margin
GAAP Margin	$8,441	38.9%	$4,832	16.8%
Non-recurring or non-cash charges	-		6,427
Depreciation	1,945		1,866
Non-GAAP Margin	$10,387	47.9%	$13,126	45.7%

Reconciliation of GAAP operating expenses to non-GAAP operating expenses
GAAP Operating Expenses	$14,666	67.7%	$34,394	119.8%
Share Based Comp	(767)		(803)
Depreciation and Amortization	(1,715)		(1,432)
Non-recurring or non-cash charges	(863)		(9,329)
Other Adjustments	1,273		(1,784)
Non-GAAP Operating Expenses	$12,595	58.1%	$21,047	73.3%

Blink Charging Co. publicly reports its financial information in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). To facilitate external analysis of the Company’s operating performance, Blink Charging also presents financial information that is considered “non-GAAP financial measures” under Regulation G and related reporting requirements promulgated by the U.S. Securities and Exchange Commission. Non-GAAP measures should be considered in addition to, and not as a substitute for, or superior to, Net Income (Loss) or other measures of financial performance prepared in accordance with GAAP and may be different than those presented by other companies, including Blink Charging’s competitors. EBITDA and Adjusted EBITDA are not performance measures calculated in accordance with GAAP and are, therefore, considered non-GAAP measures. Blink changed the definitions of its non-GAAP reporting measures in first quarter of 2026 to align better with its peers and industry standards. Reconciliation tables are presented above.

Non-GAAP Gross Profit is defined as GAAP gross profit adjusted to exclude (i) depreciation and amortization charges included in cost of revenues, and (ii) non-recurring or non-cash charges within cost of revenues (such as inventory write-downs or one-time warranty costs). Blink Charging believes Non-GAAP Gross Profit provides investors with a clearer view of the Company’s underlying operational profitability by removing the impact of asset depreciation related to its charging infrastructure build-out and non-recurring items that are not indicative of ongoing performance. Non-GAAP Gross Margin is Non-GAAP Gross Profit divided by total revenues.

Non-GAAP Operating Expenses is defined as GAAP total operating expenses adjusted to exclude (i) stock-based compensation, (ii) depreciation and amortization within operating expenses, (iii) non-recurring and non-cash charges (including severance and retention payments, executive recruiting fees, one-time legal and consulting costs, and charges related to discontinued software or services), and (iv) other adjustments. Blink Charging believes Non-GAAP Operating Expenses is a useful measure for investors to assess the Company’s structural cost base and ongoing operating expense discipline, as it removes the impact of non-cash compensation, asset depreciation, and one-time charges that do not reflect recurring operational costs.

Non-GAAP Net Loss excludes stock-based compensation, non-recurring and non-cash charges, and changes in fair value of consideration payable, but unlike Adjusted EBITDA, retains the impact of depreciation and amortization within operating expenses and interest income/expense. See “Non-GAAP Financial Measures” for a full reconciliation.

Adjusted EBITDA is defined as Non-GAAP Net Loss adjusted to add back: (i) provision for income taxes; (ii) depreciation and amortization within operating expenses; less (iii) net interest and other income (expense). This reconciliation bridge corresponds directly to the line items presented in the Non-GAAP reconciliation tables above.

Blink Charging believes Adjusted EBITDA is useful to management, securities analysts, and investors to evaluate the Company’s core operating performance because it removes the impact of non-cash charges, non-recurring items, financing activity, taxes, and capital investment depreciation that are not indicative of the Company’s recurring operational results. Adjusted EBITDA should be considered in addition to, and not as a substitute for, Net Loss or other measures of financial performance prepared in accordance with GAAP.

Our definition of Adjusted EBITDA and Adjusted EPS may differ from other companies reporting similarly named measures. These measures should be considered in addition to, and not as a substitute for, or superior to, other measures of financial performance prepared in accordance with GAAP, such as Net Loss, and Diluted Earnings per Share.

Adjusted EPS is defined as GAAP net loss per diluted share adjusted to exclude, on a per-share basis, the same non-cash and non-recurring items used in the Adjusted EBITDA reconciliation: (i) stock based compensation, (ii) non-recurring and non-cash charges, (iii) change in fair value related to consideration payable, (iv) provision for income taxes, (v) interest expense, and (vi) depreciation and amortization. Blink Charging believes Adjusted EPS is a useful supplemental measure for investors as it provides a per-share view of the Company’s core operating performance on a basis consistent with Adjusted EBITDA, excluding non-cash and non-recurring items that management does not consider reflective of the Company’s ongoing operations. Adjusted EPS should not be confused with GAAP diluted EPS and should be considered in addition to, and not as a substitute for, GAAP diluted earnings (loss) per share.

Investors should be aware that non-GAAP financial measures have inherent limitations. In particular, certain adjustments to Blink’s GAAP results — such as stock-based compensation — are recurring in nature and are expected to continue for the foreseeable future; stock-based compensation is a meaningful component of employee compensation and plays an important role in Blink’s ability to attract, retain, and motivate its workforce. In addition, Blink’s non-GAAP measures are not calculated pursuant to any standardized GAAP methodology, and the specific items Blink excludes may differ from those excluded by other companies presenting similarly titled non-GAAP measures, which may limit comparability. Blink may also, in future periods, exclude additional items it determines are not reflective of its core operating performance.

About Blink Charging

Blink Charging Co. (Nasdaq: BLNK) is a global leader in electric vehicle (EV) charging equipment and services, enabling drivers, hosts, and fleets to easily transition to electric transportation through innovative charging solutions. Blink’s principal line of products and services include Blink’s EV charging networks (“Blink Networks”), EV charging equipment, and EV charging services. Blink Networks use proprietary, cloud-based software that operates, maintains, and tracks the EV charging stations connected to the network and the associated charging data. Blink has established key strategic partnerships for rolling out adoption across numerous location types, including parking facilities, multifamily residences and condos, workplace locations, health care/medical facilities, schools and universities, airports, auto dealers, hotels, mixed-use municipal locations, parks and recreation areas, religious institutions, restaurants, retailers, stadiums, supermarkets, and transportation hubs.

For more information, please visit https://blinkcharging.com/.

Forward-Looking Statements

This press release contains “forward-looking statements” that are subject to risks and uncertainties. All statements, other than statements of historical fact, contained in this press release are forward-looking statements. Forward-looking statements contained in this press release may be identified by the use of words such as “expects,” “believes,” “will” and similar expressions, although not all forward-looking statements contain these words. Forward-looking statements are based on the Blink’s current expectations and are subject to inherent uncertainties, risks and assumptions that are difficult to predict. Further, certain forward-looking statements are based on assumptions as to future events that may not prove to be accurate. These and other risks and uncertainties are described more fully in the section titled “Risk Factors” in Blink’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the Securities and Exchange Commission, and in subsequent periodic reports. Forward-looking statements contained in this announcement are made as of this date, and Blink undertakes no duty to update such information except as required under U.S. federal securities law.

Blink Investor Relations Contact

Vitalie Stelea

IR@BlinkCharging.com

305-521-0200 ext. 446

Blink Media Contact

Felicitas Massa

PR@BlinkCharging.com

305-521-0200 ext. 266